                AMENDMENT #1 TO FORM 8-K, DATED MARCH 12, 1999


                       SECURITIES AND EXHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form 8-K/A1

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

      Date of Report (Date of Earliest event reported): December 28, 1998


                                Radio One, Inc.
            (Exact name of registrant as specified in its charter)


         Delaware                     333-30795                 52-1166660
(State or other Jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


        5900 Princess Garden Parkway, 8th Floor, Lanham, Maryland 20706
                   (address of principal executive offices)

      Registrant's telephone number, including area code:  (301) 306-1111

                                     NONE
         (Former name or former address, if changed since last report)

The Current Report on Form 8-K/A1 amends the Current Report on Form 8-K filed by Radio One, Inc. on January 13, 1998, solely to add the financial statements of the business acquired required by Item 7(a) and the pro forma financial information required by Item 7(b).

Item 7.  Financial Statements, Pro Forma Financial Information

      (a) Financial Statements of Business Acquired.

          The required financial statements of the Business acquired are set forth below

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                RADIO ONE, INC.

                                            By: /s/ Scott R. Royster
                                                ------------------------------
                                            Executive Vice President and Chief
                                            Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
 Allur-Detroit, Inc.:

   We have audited the accompanying balance sheet of Allur-Detroit, Inc. (a wholly owned subsidiary of Syndicated Communications Venture Partners II, LP) for the year ended December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of Allur-Detroit, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allur-Detroit, Inc. for the year ended December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                        /s/ MITCHELL & TITUS LLP

Washington, D.C.,
March 25, 1998

                              ALLUR-DETROIT, INC.

                                 BALANCE SHEETS
                 As of December 31, 1997 and September 30, 1998

                                                     December 31, September 30,
                                                         1997         1998
                                                     ------------ -------------
                                                                   (Unaudited)
                       ASSETS
CURRENT ASSETS:
  Cash..............................................  $   86,000   $  172,000
  Trade accounts receivable, net of allowance of
   $77,000..........................................     410,000      805,000
  Prepaid expenses and other........................      55,000       42,000
                                                      ----------   ----------
    Total current assets............................     551,000    1,019,000
PROPERTY AND EQUIPMENT, net.........................      75,000       82,000
INTANGIBLE ASSETS, net..............................   7,563,000    7,429,000
                                                      ----------   ----------
    Total assets....................................  $8,189,000   $8,530,000
                                                      ==========   ==========
        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable an accrued expenses..............  $  829,000   $1,056,000
                                                      ----------   ----------
NOTES PAYABLE AND DEFERRED INTEREST.................   3,229,000    3,892,000
                                                      ----------   ----------
    Total liabilities...............................   4,058,000    4,948,000
                                                      ----------   ----------
COMMITMENTS
CUMULATIVE REDEEMABLE PREFERRED STOCK,
 $2,000 par value, 1,050 shares authorized, 1,050
 and 975 shares issued and outstanding,
 respectively.......................................   2,100,000    1,950,000
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 1,000 shares
   authorized and 975 shares issued and
   outstanding......................................       1,000        1,000
  Additional paid-in capital........................   2,463,000    2,463,000
  Accumulated deficit...............................    (433,000)    (832,000)
                                                      ----------   ----------
    Total stockholders' equity......................   2,031,000    1,632,000
                                                      ----------   ----------
    Total liabilities and stockholders' equity......  $8,189,000   $8,530,000
                                                      ==========   ==========

      The accompanying notes are an integral part of these balance sheets.

                              ALLUR-DETROIT, INC.

                            STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1997
           and for the Nine Months Ended September 30, 1997 and 1998

                                                           Nine Months Ended
                                                             September 30,
                                           December 31, ------------------------
                                               1997        1997         1998
                                           ------------ -----------  -----------
                                                        (Unaudited)  (Unaudited)
REVENUE:
  Broadcast revenue.......................  $2,473,000  $1,884,000   $2,509,000
  Less: Agency commissions................     259,000     207,000      379,000
                                            ----------  ----------   ----------
    Net broadcast revenue.................   2,214,000   1,677,000    2,130,000
                                            ----------  ----------   ----------
OPERATING EXPENSES:
  Programming and technical...............     894,000     477,000      592,000
  Selling, general and administrative.....   1,467,000   1,247,000    1,412,000
  Corporate expenses......................      36,000      27,000       27,000
  Depreciation and amortization...........     245,000     183,000      167,000
                                            ----------  ----------   ----------
    Total operating expenses..............   2,642,000   1,934,000    2,198,000
                                            ----------  ----------   ----------
    Operating loss........................    (428,000)   (257,000)     (68,000)
                                            ----------  ----------   ----------
INTEREST EXPENSE..........................     222,000     147,000      281,000
OTHER INCOME (EXPENSE), net...............     217,000     126,000      (50,000)
                                            ----------  ----------   ----------
    Loss before provision for income
     taxes................................    (433,000)   (278,000)    (399,000)
PROVISION FOR INCOME TAXES................         --          --           --
                                            ----------  ----------   ----------
    Net loss..............................  $ (433,000) $ (278,000)  $ (399,000)
                                            ==========  ==========   ==========


        The accompanying notes are an integral part of these statements.

                              ALLUR-DETROIT, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      For the Year Ended December 31, 1997
                and for the Nine Months Ended September 30, 1998

                                          Additional                 Total
                                   Common  Paid-In   Accumulated Stockholders'
                                   Stock   Capital     Deficit      Equity
                                   ------ ---------- ----------- -------------
BALANCE, December 31, 1996........ $1,000 $2,463,000  $     --    $2,464,000
  Net loss........................    --         --    (433,000)    (433,000)
                                   ------ ----------  ---------   ----------
BALANCE, December 31, 1997........  1,000  2,463,000   (433,000)   2,031,000
  Net loss........................    --         --    (399,000)    (399,000)
                                   ------ ----------  ---------   ----------
BALANCE, September 30, 1998
 (unaudited)...................... $1,000 $2,463,000  $(832,000)  $1,632,000
                                   ====== ==========  =========   ==========



        The accompanying notes are an integral part of these statements.

                              ALLUR-DETROIT, INC.

                            STATEMENTS OF CASH FLOWS
                      For the Year Ended December 31, 1997
           and for the Nine Months Ended September 30, 1997 and 1998

                                                             September 30,
                                          December 31,  ------------------------
                                              1997         1997         1998
                                          ------------  -----------  -----------
                                                        (Unaudited)  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................... $  (433,000)  $  (278,000)  $(399,000)
  Adjustments to reconcile net loss to
   net cash from operating activities:
    Depreciation and amortization........     245,000       183,000     167,000
    Effect of change in operating assets
     and liabilities--
      Trade accounts receivable..........      32,000       (95,000)   (395,000)
      Prepaid expenses and other.........     (45,000)      (59,000)     13,000
      Accounts payable and accrued
       expenses..........................    (172,000)      (60,000)    227,000
                                          -----------   -----------   ---------
        Net cash flows from operating
         activities......................    (373,000)     (309,000)   (387,000)
                                          -----------   -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment..................     (39,000)          --      (40,000)
                                          -----------   -----------   ---------
        Net cash flows from investing
         activities......................     (39,000)          --      (40,000)
                                          -----------   -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of preferred stock..........         --            --     (150,000)
  Repayment of debt......................  (1,676,000)   (1,257,000)        --
  Proceeds from notes payable............   2,152,000     1,614,000     663,000
                                          -----------   -----------   ---------
        Net cash flows from financing
         activities......................     476,000       357,000     513,000
                                          -----------   -----------   ---------
NET INCREASE IN CASH.....................      64,000        48,000      86,000
CASH, beginning of period................      22,000        22,000      86,000
                                          -----------   -----------   ---------
CASH, end of period...................... $    86,000   $    70,000   $ 172,000
                                          ===========   ===========   =========
SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING INFORMATION:
  Interest paid.......................... $    81,000   $       --    $     --
                                          ===========   ===========   =========
  Income taxes paid...................... $       --    $       --    $     --
                                          ===========   ===========   =========

        The accompanying notes are an integral part of these statements.

                              ALLUR-DETROIT, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION:

   Allur-Detroit, Inc. (the Company) is a subsidiary of Syndicated Communications Ventures Partners II, LP (SYNCOM II). The Company's sole activity is to operate WWBR-FM, a radio station that broadcasts from Detroit, Michigan.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Basis of Presentation

   The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Interim Financial Statements

   The financial statements for the nine months ended September 30, 1997 and 1998, are unaudited but, in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1997, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

 Property and Equipment

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method.

   The components of property and equipment as of December 31, 1997 and September 30, 1998, are as follows:

                                       December 31, September 30,  Period of
                                           1997         1998      Depreciation
                                       ------------ ------------- ------------
                                                     (Unaudited)
     Leasehold improvements...........   $  7,000     $  8,000      10 years
     Transmitter equipment............     17,000       17,000      5 years
     Studio and other technical
      equipment.......................     46,000       59,000      7 years
     Office furniture and equipment...     45,000       54,000      5 years
     Automobiles......................        --        17,000      5 years
                                         --------     --------
                                          115,000      155,000
     Less: Accumulated depreciation
      and
      amortization....................     40,000       73,000
                                         --------     --------
     Property and equipment, net......   $ 75,000     $ 82,000
                                         ========     ========

 Intangible Assets

   Management periodically reviews its unamortized intangible asset balances to ensure that those assets have not been impaired in accordance with the definition of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived assets and for Long-Lived assets to be disposed of." As of

                              ALLUR-DETROIT, INC.

September 30, 1998, management has made such evaluations and believes that the net intangible asset is realizable. In any period which management believes an impairment has occurred, management will write down the asset in accordance with this standard.

 Revenue Recognition

   Revenue for advertising is recognized when the commercial is broadcasted.

 Barter Arrangements

   Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights.

   The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenue. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenue is recognized as the related advertising is aired.

 Financial Instruments

   Financial instruments as of December 31, 1997, and September 30, 1998, consist of cash, trade accounts receivable, accounts payable, accrued expenses, preferred stock, and notes payable all of which the carrying amounts approximate fair value.

 New Accounting Standards

   During 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130), which is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components. The Company adopted SFAS No. 130 during the nine months ended September 30, 1998, and has determined that the adoption of this statement has no impact on the financial statements, as the Company has no comprehensive income adjustments.

   During 1997, the FASB issues SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131), which is effective for fiscal years beginning after December 15, 1997. This statement establishes a new approach for determining segments within a company and reporting information on those segments. The Company adopted this statement during the nine months ended September 30, 1998 and concluded that it had only one segment.

3. INTANGIBLE ASSETS:

   Intangible asset balances and periods of amortization as of December 31, 1997, and September 30, 1998, are as follows:

                                        December 31, September 30,  Period of
                                            1997         1998      Amortization
                                        ------------ ------------- ------------
                                                      (Unaudited)
     Goodwill and FCC license..........  $7,768,000   $7,768,000     40 years
     Less: Accumulated amortization....     205,000      339,000
                                         ----------   ----------
                                         $7,563,000   $7,429,000
                                         ==========   ==========

                              ALLUR-DETROIT, INC.

   Depreciation and amortization expense for the year ended December 31, 1997, and for the nine months ended September 30, 1997 and 1998, was $245,000, $183,000 and $167,000, respectively.

4. RELATED PARTY TRANSACTIONS:

 Notes Payable

   Notes payable consist of the following:

                                                      December 31, September 30,
                                                          1997         1998
                                                      ------------ -------------
                                                                    (Unaudited)
     SYNCOM II--long-term debt--10% annually.........  $1,676,000   $1,676,000
     SYNCOM III--long-term debt--10% annually........   1,362,000    1,362,000
     SYNCOM II--line of credit--8% annually..........     191,000      854,000
                                                       ----------   ----------
       Total.........................................  $3,229,000   $3,892,000
                                                       ==========   ==========

   The debt owed to SYNCOM II and SYNCOM III are due and payable in lump-sum the earlier of a sale of the license of Allur-Detroit, a sale of substantially all of the assets of Allur-Detroit, a sale of a controlling interest in the common stock shares of Allur-Detroit, or at December 31, 1999 (see Note 7). The debt is secured by the FCC license and assets of the Company.

 Management Fee

   The Company entered into an agreement with Syncom Management, Inc. whereby it pays $36,000 per year for accounting services. Syncom Management, Inc. also provides management and financial services to SYNCOM II, the owner of the Company.

5. COMMITMENTS:

 Operating Leases

   The Company rents office space and transmittal sites under several operating leases. These leases expire at various dates through 2002, with most containing renewal options.

   Future minimum rental payments under such noncancellable operating leases as of September 30, 1998, are as follows:

        Year
        ----
        1998 (remaining)................................................ $37,000
        1999............................................................ 148,000
        2000............................................................ 148,000
        2001............................................................  91,000
        2002............................................................  98,000

                              ALLUR-DETROIT, INC.

6. CUMULATIVE REDEEMABLE PREFERRED STOCK:

   On December 4, 1992, the Company issued 1,050 shares of cumulative redeemable preferred stock to PNC Bank, formerly Continental Bank. The preferred stock earns cumulative annual dividends of eight percent (8%) of par value.

   Under the terms of the PNC Bank/Allur-Detroit settlement agreement of December 31, 1996, redemption of the preferred stock shall occur at the date when: (i) repayment is effected in full of principal and interest on lenders' new notes, or (ii) at the maturity date of the new notes when the lenders shall cause the Company to repay, whichever happens first. In such a situation, all outstanding shares of preferred stock shall be redeemed at a price equal to the par value, plus an amount equal to both accrued and undeclared dividends payable from available funds as stipulated in Section 2.2 of the Shareholders Agreement dated December 4, 1992. As of September 30, 1998, circumstances supporting the redemption of the preferred stock did not occur.

   The Company had not declared and has not recorded an accrual for cumulative preferred stock dividends. At September 30, 1998, cumulative unpaid preferred dividends amounted to $958,667. Such dividends, if declared, would have been paid out of cumulative retained earnings of the Company, if any.

   On February 20, 1998, the Company paid $150,000, representing a partial payment toward the required redemption of the preferred stock held by PNC Bank. From this date hereof, the balance due for payment on the preferred stock is $1,950,000. Subsequent to September 30, 1998, the $1,950,000 of preferred stock was redeemed for the face value without the dividend being declared.

7. INCOME TAXES:

   The Company accounted for income taxes in accordance with Statement of Financial Accounting standards No. 109, "Accounting for Income Taxes" (SFAS
109). Under SFAS 109, deferred income taxes reflect the impact of temporary differences between the assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes. Deferred taxes are based on tax laws as currently enacted.

   A reconciliation of the statutory federal income taxes to the recorded income tax provision for the year ended December 31, 1997, is as follows:

     Statutory Tax (@ 35% rate)..................................... $(152,000)
     Effect of state taxes, net of federal..........................   (18,000)
     Effect of graduated tax rate...................................     5,000
     Valuation reserve..............................................   165,000
                                                                     ---------
       Provision for income taxes................................... $     --
                                                                     =========

   The components of the provision for income taxes for the years ended December 31, 1997 are as follows:

     Current......................................................... $     --
     Deferred........................................................  (165,000)
     Valuation reserve...............................................   165,000
                                                                      ---------
       Provision for income taxes.................................... $     --
                                                                      =========

                              ALLUR-DETROIT, INC.

   Deferred income taxes reflect the net tax effect of temporary differences between the financial statement and tax basis of assets and liabilities. The significant components of the Company's deferred tax assets and liabilities as of December 31, 1997, are as follows:

     Deferred tax assets--
       NOL carryforward............................................. $180,000
     Deferred tax liabilities--
       Depreciation.................................................  (15,000)
     Net deferred tax asset-- ......................................  165,000
     Less:Valuation reserve......................................... (165,000)
                                                                     --------
     Deferred taxes included in the accompanying consolidated
      balance sheets................................................ $    --
                                                                     ========

   A 100% valuation reserve has been applied against the net deferred tax asset, as its realization is not considered to be more likely than not to be realized.

   As of December 31, 1997, there was approximately $400,000 of available net operating loss carry forwards that expire through 2011.

8. SUBSEQUENT EVENTS:

   On October 26, 1998, the stockholders of the Company entered into a stock purchase agreement with Radio One, Inc. to sell all of the issued and outstanding shares of capital stock of the Company for approximately $27 million. The sale is expected to be completed by December 31, 1998.

      (b) Pro Forma Consolidated Financial Statements
          (Unaudited) of Radio One, Inc.

          The following pro forma consolidated balance sheet as of September 30, 1998, and the pro forma condensed consolidated statements of operations for the year ended December 31, 1997, and for the nine months ended September 30, 1998, give effect to the acquisition of Allur-Detroit, Inc. The pro forma condensed consolidated statements of operations assume the transaction was consummated at the beginning of the periods presented. The final purchase occurred on December 28, 1998.

          These pro forma statements are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect as of and for the periods presented or what may be achieved in the future.

                                RADIO ONE, INC.
                                ---------------
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1998
                           (Unaudited, in thousands)


                                                        Radio One       Allur-Detroit      Allur-Detroit
                                                      Historical (a)    Historical (b)      Adjustments          Total
                                                     ----------------  ----------------  -----------------  ----------------
ASSETS:
Current Assets:
  Cash and cash equivalents                                 $  7,863            $  172   $  (2,500) (c)            $  5,535
  Trade accounts receivable, net                              11,842               805           -                   12,647
  Prepaid expenses and other                                     309                42           -                      351
                                                            --------            ------   ---------                 --------
    Total current assets                                      20,014             1,019      (2,500)                  18,533
Property, plant and equipment, net                             6,066                82           -                    6,148
Intangible assets, net                                        87,234             7,429      24,703  (d)             119,366
Other assets                                                     979                 -           -                      979
Deferred tax asset                                                 -                 -         400  (d)                 400
                                                            --------            ------   ---------                 --------
    Total assets                                            $114,293            $8,530     $22,603                 $145,426
                                                            ========            ======   =========                 ========
LIABILITIES:
Current Liabilities:
  Accounts payable and accrued expenses                     $  6,612            $1,056   $       -                 $  7,668
                                                            --------            ------   ---------                 --------

Deferred taxes                                                     -                 -       6,077  (e)               6,077
Senior subordinated notes                                     77,509                 -           -                   77,509
Line of credit                                                25,350                 -      24,000  (c)              49,350
Note payable and deferred interest                             3,812             3,892      (3,892) (f)               3,812
Other long-term liabilities                                       94                 -           -                       94
                                                            --------            ------   ---------                 --------
    Total liabilities                                        113,377             4,948      26,185                  144,510
                                                            --------            ------   ---------                 --------
Senior Preferred Stock:
  Series A                                                    10,415                 -           -                   10,415
  Series B                                                    15,279                 -           -                   15,279
  Cumulative Redeemable Preferred Stock                            -             1,950      (1,950) (g)                   -
                                                            --------            ------   ---------                 --------
    Total senior preferred stock                              25,694             1,950      (1,950)                  25,694
                                                            --------            ------   ---------                 --------
Stockholder's Equity (Deficit):
  Common stock                                                     -                 1          (1) (g)                   -
  Additional paid-in capital                                       -             2,463      (2,463) (g)                   -
  Accumulated (deficit)                                      (24,778)             (832)        832  (g)             (24,778)
                                                            --------            ------   ---------                 --------
    Total stockholder's equity (deficit)                     (24,778)            1,632      (1,632)                 (24,778)
                                                            --------            ------   ---------                 --------
    Total liabilities and stockholder's
      equity (deficit)                                      $114,293            $8,530     $22,603                 $145,426
                                                            ========            ======   =========                 ========

  _______________________

(a) See the Consolidated Financial Statements of Radio One, Inc., filed on Form 10-Q with the Securities and Exchange Commission.

(b) See the financial statements of Allur-Detroit, Inc. included in this filing.

(c) To reflect the purchase price of Allur-Detroit, Inc. for $26.5 million, which was partially financed with $24.0 borrowed under Radio One, Inc. `s line of credit.

(d) To reflect the allocation of the excess purchase price over the net assets acquired in the Allur-Detroit, Inc. purchase, calculated as follows:

     Purchase price                                                                              $26,500
     Less:   Assets acquired:
             Cash and cash equivalents                                                               172
             Trade accounts receivable, net                                                          805
             Prepaid expenses and other                                                               42
             Property and equipment, net                                                              82
             Deferred tax asset                                                                      400
                                                                                                 -------
                                                                                                  (1,501)
                                                                                                 -------
     Add:  Liabilities assumed:
           Accounts payable and accrued expenses                                                   1,056
                                                                                                 -------
                                                                                                   1,056
                                                                                                 -------
     Total excess purchase price                                                                  26,055
     Allocation of deferred taxes related to the difference in historical tax basis and allocated book basis of FCC license as the Allur-Detroit, Inc. purchase was a stock
        purchase                                                                                   6,077
     Less:  Intangible assets already booked                                                       7,429
                                                                                                 -------
     Pro forma adjustment                                                                        $24,703
                                                                                                 =======

(e) To record deferred taxes related to the difference in historical tax basis and allocated book basis of FCC license as the Allur-Detroit, Inc. purchase was a stock purchase.

(f) To reflect the repayment of Allur-Detroit, Inc.'s debt by the former owners.

(g) To record redemption of the Cumulative Redeemable Preferred Stock, and to reflect the elimination of the equity of Allur-Detroit, Inc.

                                RADIO ONE, INC.
                                ---------------
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                (in thousands)

                                                   Radio One       Allur-Detroit      Allur-Detroit
                                                 Historical (a)    Historical (b)      Adjustments          Total
                                                ----------------  ----------------  -----------------  ----------------
                                                                                       (Unaudited)       (Unaudited)
Statement of Operations:
  Net broadcast revenue                                 $32,367            $2,214            $     -           $34,581
  Station operating expenses                             18,848             2,361               (150)(c)        21,059
  Corporate expenses                                      2,155                36                (36)(d)         2,155
  Depreciation and
    amortization                                          5,828               245              1,913 (e)         7,986
                                                        -------            ------            -------           -------
    Operating income (loss)                               5,536              (428)            (1,727)            3,381

  Interest expense                                        8,910               222              1,957 (f)        11,089
  Other income (expense), net                               415               217                  -               632
                                                        -------            ------            -------           -------
    Loss before
    provision for income taxes                           (2,959)             (433)            (3,684)           (7,076)
  Income tax provision                                        -                 -                  -                 -
                                                        -------            ------            -------           -------
      Net loss                                          $(2,959)           $ (433)           $(3,684)          $(7,076)
                                                        =======            ======            =======           =======

  _______________________

(a) See the Consolidated Financial Statements of Radio One, Inc. filed on Form 10-K with the Securities and Exchange Commission.

(b) See the financial statements of Allur-Detroit, Inc. included in this filing.

(c) To eliminate operating expenses which Radio One, Inc. does not expect to incur going forward, which consists of $150 of compensation expense for the station's general manager.

(d) To eliminate the corporate expenses which Radio One, Inc. does not expect to incur going forward.

(e) To record amortization of goodwill and depreciation of property in connection with the Allur-Detroit, Inc. acquisition, calculated as follows:

    Amortization of goodwill of $32,132 over 15 years                   $2,142
    Depreciation of property and equipment of $82 over five years           16
    Less:  Depreciation and amortization previously recorded               245
                                                                        ------
    Pro forma adjustment                                                $1,913
                                                                        ======
(f) To record the additional interest expense in connection with the Allur-Detroit, Inc. acquisition, calculated as follows:

     Interest on purchase price of $26,500 at 7.95%                     $2,107
     Amortization of deferred financing costs of $358,000 over 5 years      72
     Less:  Interest recorded by Allur-Detroit, Inc.                       222
                                                                        ------
     Pro forma adjustment                                               $1,957
                                                                        ======

                                RADIO ONE, INC.
                                ---------------
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                           (Unaudited, in thousands)

                                                   Radio One       Allur-Detroit      Allur-Detroit
                                                 Historical (a)    Historical (b)      Adjustments          Total
                                                ----------------  ----------------  -----------------  ----------------
Statement of Operations:
  Net broadcast revenue                                 $33,304            $2,130            $     -           $35,434
  Station operating expenses                             17,550             2,004               (128)(c)        19,426
  Corporate expenses                                      2,051                27                (27)(d)         2,051
  Depreciation and
    amortization                                          6,042               167              1,452 (e)         7,661
                                                        -------            ------            -------           -------
    Operating income (loss)                               7,661               (68)            (1,297)            6,296
  Interest expense                                        7,996               281              1,353 (f)         9,630
  Other income (expense), net                               267               (50)                 -               217
                                                        -------            ------            -------           -------
    Loss before
    provision for income taxes                              (68)             (399)            (2,650)           (3,117)
  Income tax provision                                        -                 -                  -                 -
                                                        -------            ------            -------           -------
      Net loss                                          $   (68)           $ (399)           $(2,650)          $(3,117)
                                                        =======            ======            =======           =======

  _______________________

(a) See the Consolidated Financial Statements of Radio One, Inc. filed on Form 10-Q with the Securities and Exchange Commission.

(b) See the financial statements of Allur-Detroit, Inc. included in this filing.

(c) To eliminate operating expenses which Radio One, Inc. does not expect to incur going forward, which consists of $128 of compensation expense for the station's general manager.

(d) To eliminate corporate expenses which Radio One, Inc. does not expect to incur going forward.

(e) To record amortization of goodwill and depreciation of property and equipment in connection with the Allur-Detroit, Inc. acquisition, calculated as follows:

     Amortization of goodwill of $32,132 over 15 years for nine months                 $1,607
     Depreciation of property and equipment of $82 over five years for nine months         12
     Less:  Depreciation and amortization recorded                                        167
                                                                                       ------
     Pro forma adjustment                                                              $1,452
                                                                                       ======

(f) To record the additional interest expense in connection with the Allur-Detroit, Inc. acquisition, calculated as follows:

     Interest on purchase price of $26,500 at 7.95% for nine months                        $1,580
     Amortization of deferred financing costs of $358,000 over 5 years for nine months         54
     Less:  Interest recorded by Allur-Detroit, Inc.                                          281
                                                                                           ------
     Pro forma adjustment                                                                  $1,353
                                                                                           ======